UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 11, 2007

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin 53177-0902	(262) 631-4001
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin 53177-0902	(262) 631-4001
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in May 2002, JohnsonDiversey, Inc. (“JohnsonDiversey”) acquired DiverseyLever, an institutional and industrial cleaning and sanitation business, from Conopco, Inc., a subsidiary of Unilever PLC and Unilever N.V. (together “Unilever”). In connection with the acquisition, Unilever acquired a one-third interest in JohnsonDiversey Holdings, Inc. At the closing of the acquisition, JohnsonDiversey entered into a sales agency agreement (the “Existing Agency Agreement”) with Unilever whereby JohnsonDiversey and various of its subsidiaries were appointed Unilever’s exclusive sales agents in the sale of certain of Unilever’s consumer brand cleaning products to institutional and industrial end-users in most countries where DiverseyLever conducted its business prior to the acquisition by JohnsonDiversey of the DiverseyLever business. Pursuant to an extension entered into by JohnsonDiversey and Unilever in April of 2007, the original five-year term of the Existing Agency Agreement was extended and is scheduled to expire on December 31, 2007.

On October 11, 2007, JohnsonDiversey and Unilever executed an umbrella agreement (the “Umbrella Agreement”) pursuant to which the parties agreed to the terms of (i) an agency agreement (the “New Agency Agreement”) that is substantially similar to the Existing Agency Agreement and that applies to Ireland, the United Kingdom, Portugal and Brazil and (ii) a master sub-license agreement (the “License Agreement” and collectively with the Umbrella Agreement and the New Agency Agreement, the “Replacement Agreements”) under which Unilever has agreed to grant JohnsonDiversey and its affiliates a license to produce and sell professional packs of Unilever’s consumer brand cleaning products in 31 other countries that were subject to the Existing Agency Agreement. Under the Umbrella Agreement, JohnsonDiversey and its affiliates will also enter into agreements with Unilever to distribute consumer packs of Unilever’s consumer brand cleaning products in the same 31 countries as the License Agreement. Subject to execution of the New Agency Agreement, the License Agreement and certain related agreements by JohnsonDiversey, Unilever and their respective subsidiaries, the Replacement Agreements will replace the Existing Agency Agreement, effective as of January 1, 2008.

Due to pre-existing contractual obligations with S.C. Johnson & Son, Inc. (“SCJ”), JohnsonDiversey and its subsidiaries may not sell any Unilever products, whether directly or as an agent for Unilever, in some channels of trade that are not exclusively institutional and industrial, and JohnsonDiversey and its subsidiaries may not sell some Unilever products, such as general cleaning products, whether directly or as an agent for Unilever, in any channels of trade that are not exclusively institutional and industrial. The Replacement Agreements carve out these restricted channels of trade and products and allow Unilever to make sales associated with these channels of trade and products directly or indirectly. JohnsonDiversey’s agreements with SCJ do not affect its ability to sell products on behalf of Unilever in exclusively institutional and industrial channels of trade.

Unless extended, each of the Replacement Agreements will expire on December 31, 2017. A termination of any Replacement Agreement will result in the termination of each of the other Replacement Agreements. With one year notice, Unilever can terminate the Replacement Agreements without cause, effective December 31, 2013. In addition, Unilever can terminate the Replacement Agreements by region if sales drop below 75% of targeted sales for such region for a given year. Unilever may also terminate the Replacement Agreements for specified other reasons, including breach, insolvency and change of control.

Upon the expiration of the Existing Agency Agreement, JohnsonDiversey and its affiliates would have been entitled to receive an additional fee of approximately $117 million (the “Termination Fee”). After approximately $11 million in adjustments for various items in accordance with the Umbrella Agreement, the Termination Fee will be carried forward under the Replacement Agreements and will be amortized over a ten-year period. The amortized Termination Fee will be available to JohnsonDiversey in the event of a sale or discontinuation of brands subject to the Replacement Agreements or in the event of a “no cause” termination of the Replacement Agreements.

The individual Replacement Agreements are described in further detail below.

New Agency Agreement

Under the New Agency Agreement, subject to limited exceptions, JohnsonDiversey and various of its subsidiaries will continue to act as Unilever’s exclusive sales agents in the sale of professional packs of certain of Unilever’s consumer brand cleaning products to institutional and industrial end-users in Ireland, the United Kingdom, Portugal and Brazil. JohnsonDiversey and its subsidiaries have agreed not to act on behalf of any other third parties in the sale or promotion of those parties’ products if the products are similar to products JohnsonDiversey sells on behalf of Unilever as its agent, except with respect to sales of products for SCJ and its affiliates or under other arrangements with third parties existing on January 1, 2008.

In exchange for JohnsonDiversey’s and its subsidiaries’ sales agency services, which include sales, order processing and delivery, collection and after-sales technical support and customer care, Unilever will pay an agency fee to JohnsonDiversey and its subsidiaries. The agency fee will be determined separately for each territory. The agency fee, expressed as a percentage of the net proceeds of sales, covers specified pre-determined costs for that territory (based on historical data), plus a nominal markup. Pursuant to the Umbrella Agreement, if, in any given year, the markup for a territory is less than a specified percentage of EBITDA for such territory, then Unilever will pay JohnsonDiversey an additional bonus payment in an amount necessary to increase the markup to such percentage.

While the agency fee contemplates historical levels and rates of enforcement and collection of bad debts, we will be responsible for 100% of all bad debts, if any, in excess of these historical levels until the bad debt rate rises to twice as high as those historical levels, at which time the parties will begin to share equally the costs of those bad debts.

License Agreement

Under the License Agreement, subject to limited exceptions, JohnsonDiversey and various of its subsidiaries will act as Unilever’s exclusive licensee in the manufacture and sale of professional packs of certain of Unilever’s consumer brand cleaning products to institutional and industrial end-users in 31 countries. The size of the products that JohnsonDiversey may manufacture and sell is limited to certain pack sizes that are targeted to professional end-users. Unilever may modify the pack sizes to reflect changing market conditions. In exchange for the license, JohnsonDiversey will pay Unilever an initial royalty of 4% of the net proceeds of sales of the distributed products. Pursuant to the Umbrella Agreement, if, after the royalty payment, EBITDA for any territory in a given year is not allocated between JohnsonDiversey and Unilever in specified percentages, JohnsonDiversey or Unilever will make a profit sharing payment in the amount necessary to achieve such allocation. If the profit sharing payment exceeds a specified amount, the royalty rate will be adjusted prospectively to achieve the specified allocation of EBITDA in future years. The Umbrella Agreement also establishes caps and floors for the royalty rate and the profit sharing payments.

Umbrella Agreement

Under the Umbrella Agreement, JohnsonDiversey and various of its subsidiaries will enter into distribution agreements with Unilever under which JohnsonDiversey and various of its subsidiaries will act as distributors of consumer packs of certain of Unilever’s consumer brand cleaning products to institutional and industrial end-users in 31 countries. The terms of such distribution agreements are set forth in Schedule 4 to the Umbrella Agreement and are based, in part, on Unilever’s distribution arrangements outside of institutional and industrial channels of trade.

In addition, the Umbrella Agreement provides a framework, including compensation levels, for the New Agency Agreement and the License Agreement, and governs the transition between the Existing Agency Agreement and the Replacement Agreements, including the repayment of funds advanced by Unilever under the Existing Agency Agreement.

Amended and Restated Stockholders’ Agreement

In addition to the Replacement Agreements, Commercial Markets Holdco, Inc., JohnsonDiversey Holdings, Inc. and Unilever have approved conforming amendments to the Amended and Restated Stockholders’ Agreement (as amended, the “Restated Stockholders’ Agreement”), dated as of May 1, 2006, by and among Commercial Markets Holdco, Inc., JohnsonDiversey Holdings, Inc. and Marga B.V. to reflect the transition from the Existing Agency Agreement to the Replacement Agreements. The Restated Stockholders’ Agreement is expected to be executed and become effective as of January 1, 2008.

ITEM 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: October 17, 2007	By:	/s/ Joseph F. Smorada
Joseph F. Smorada
Vice President and Chief Financial Officer

JOHNSONDIVERSEY, INC.

Date: October 17, 2007	By:	/s/ Joseph F. Smorada
Joseph F. Smorada
Executive Vice President and Chief Financial Officer